Exhibit 10.1.2

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE made as of this 27th day of  October, 2004 (hereinafter referred to as this “Amendment”), between ALFRED SANZARI ENTERPRISES, L.P., having an office c/o Alfred Sanzari Enterprises, Court Plaza North, 25 Main Street, 6th Floor, Hackensack, New Jersey 07601 (hereinafter referred to as “Landlord”), and BIO-REFERENCE LABORATORIES, INC., a New Jersey corporation, having an office at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Alfred Sanzari (Landlord’s predecessor-in-interest), as landlord (hereinafter referred to as “Sanzari”), and Pharmadyne Laboratories, Inc. (Tenant’s predecessor-in-interest), as tenant (hereinafter referred to as “Pharmadyne”), heretofore entered into a certain written Lease dated as of November 7,1978, wherein and whereby Landlord leased to Tenant, and Tenant hired from Landlord, certain premises consisting of approximately thirty-one thousand five hundred twenty-seven (31,527) square feet (hereinafter referred to as the “Original Premises”) in the building located at 481 Edward H. Ross Drive, in the Borough of Elmwood Park, County of Bergen and State of New Jersey (hereinafter referred to as the “Original Building”), as more particularly described therein, for a term which commenced on March 1,1979, and was scheduled to expire on February 28, 1989, at the Basic Rent and additional rent, and upon the terms, covenants, conditions, provisions and agreements contained in said Lease; and

WHEREAS, said Lease was modified by that certain First Amendment to Lease dated November 1, 1979, wherein and whereby, inter alia, Landlord and Tenant settled certain disputes; and

WHEREAS, said Lease and the interest of Pharmadyne as tenant thereunder, was assigned to CL Laboratories of New Jersey, Inc. (hereinafter referred to as “CL”), pursuant to that certain Assignment and Assumption of Lease Agreement dated December 10, 1981; and

WHEREAS, said Lease was further modified by that certain Agreement dated as of March 23, 1988, wherein and whereby, inter alia, the Lease and the interest of CL as tenant thereunder, was assigned to Med-Mobile, Inc. (hereinafter referred to as “Med- Mobile”), and the term of the Lease was extended for a further period of five (5) years, commencing on March 1, 1989, and expiring on February 28, 1994; and

WHEREAS, said Lease was further modified by that certain Second Amendment to Lease dated as of March 23, 1988; and

WHEREAS, said Lease was further modified by that Third Amendment to Lease dated January 31, 1992, wherein and whereby, inter alia, Landlord and Tenant settled certain defaults by Tenant under the Lease and discontinued litigation instituted by Landlord against Tenant in connection therewith; and

WHEREAS, on or about November 15, 1989, Med-Mobile changed its name to Tenant; and

WHEREAS, said Lease was further modified by that certain Third Amendment to Lease dated as of February 28, 1994, wherein and whereby, inter alia, the term of the Lease was extended for a further period of five (5) years, commencing on March 1, 1994, and expiring on February 28, 1999; and

WHEREAS, said Lease was further modified by that certain Fourth Amendment to Lease dated as of October 9, 1998 (hereinafter sometimes referred to as the “Fourth Amendment to Lease”), wherein and whereby, inter alia, the term of the Lease was extended for a further period of five (5) years, commencing March 1,1999, and expiring on February 28, 2004, and Landlord leased to Tenant, and Tenant hired from Landlord, a portion of the building located at 487 Edward H. Ross Drive, Borough of Elmwood Park, County of Bergen and State of New Jersey (hereinafter referred to as the “Adjacent Building”), consisting of approximately twenty-four thousand (24,000) square feet (hereinafter referred to as the “Additional Space”); and

WHEREAS, said Lease was further modified by that certain Fifth Amendment to Lease dated as of July 16, 2004 (hereinafter sometimes referred to as the “Fifth Amendment to Lease”), wherein and whereby, inter alia, the term of the Lease was extended for a further period of five (5) years, commencing March 1, 2004, and expiring on February 28,2009, and Landlord leased to Tenant, and Tenant hired from Landlord, additional space in a portion of the Original Building, consisting of approximately thirty- one thousand seven hundred forty- four (31,744) square feet (hereinafter referred to as the “Second Additional Space”); and

WHEREAS, the Original Premises, the Additional Space and the Second Additional Space are sometimes hereinafter collectively referred to as the “Premises”; and

WHEREAS, said Lease, as so modified, and as the same may have been otherwise amended and/or modified, is hereinafter collectively referred to as the “Lease”; and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease, upon the terms, covenants and conditions hereinafter set forth; and

WHEREAS, Landlord and Tenant desire to further modify the Lease only in the respects hereinafter stated.

NOW, THEREFORE, in consideration of the Premises demised by the Lease and the mutual covenants hereinafter contained, and for other good and valuable consideration paid by each party to the other, the receipt and adequacy of which is hereby acknowledged, the parties hereto by these presents covenant and agree as follows:

1. The recital clauses set forth above shall be deemed a part of this Amendment as though set forth verbatim and at length herein.

2. Except as otherwise expressly set forth herein, all capitalized terms in this Amendment shall have the meanings set forth for such terms in the Lease.

3. Effective as of the later of: (i) the date hereof; or (ii) November 1, 2004 (hereinafter referred to as the “Third Additional Space Commencement Date”):

A. (1) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, additional space in the Adjacent Building, consisting of approximately thirty-five thousand two hundred (35,200) square feet, as shown on the plan attached hereto and made a part hereof as Schedule “A- 5” (hereinafter referred to as the “Third Additional Space”).

(2) The “Demised Premises” (as defined in Article 1ofthe Lease) shall be and be deemed to be “(i) the entire Original Building, consisting of approximately sixty-three thousand two hundred seventy-one (63,271) square feet, as shown on Schedule “ A “ to the Lease and as shown on Schedule “ A-3 “ attached to the Fifth Amendment to Lease; and (ii) a portion of the Adjacent Building, consisting of approximately fifty-nine thousand two hundred (59,200) square feet, as shown on Schedule “ A -1 “ attached to the Fourth Amendment to Lease and as shown on Schedule “ A-5” attached hereto.

B. The “Term” of the Lease (as defined in Paragraph B of Schedule “C” attached to the Lease), solely with respect to the Third Additional Space, shall be approximately five (5) years and two (2) months, commencing on the Third Additional Space Commencement Date, to and including December 31,2009, inclusive (hereinafter referred to as the “Third Additional Space Expiration Date”), upon the terms, covenants, conditions, provisions and agreements contained in the Lease, as modified by this Amendment.

4. The following shall be applicable solely with respect to the Third Additional Space:

A. (1) “Basic Rent” (as defined in Paragraph A of Schedule “C” attached to the Lease) shall be “(i) the sum of Two Hundred Thirty-Seven Thousand Six Hundred and 00/lOO ($237,600.00) Dollars per annum, payable in equal monthly installments of Nineteen Thousand Eight Hundred and 00/lOO ($19,800.00) Dollars, for the period commencing on the Third Additional Space Commencement Date, through and including the Third Additional Space Expiration Date.”

(2) Notwithstanding the foregoing, Landlord agrees that, so long as: (i) Tenant is not in default under the Lease, as modified by this Amendment; (ii) the Lease, as modified by this Amendment, is in full force and effect, and (iii) Tenant is occupying the entire Premises, then Basic Rent for the Third Additional Space shall abate in full until January 1,2005 and that the Basic Rent payable hereunder upon the execution of this Amendment shall be applied against the payment of the Basic Rent due on January 1,2005; it being understood and agreed by Tenant, that Tenant shall nevertheless be liable and responsible for the payment of all items constituting “ Ancillary Charges” (as defined in Paragraph F of Schedule “B” of the Lease) and “additional rent” (as defined in Paragraph D of Schedule “B” of the Lease), and all other sums and charges payable by Tenant to Landlord hereunder during the aforesaid abatement period.

(3) “Proportionate Share” (as defined in Paragraph E of Schedule “C” attached to the Lease) shall be “thirty-seven and fifty-nine hundredths (37.59%) percent.”

(4) The number of parking spaces shall be “one hundred (100%) percent of the parking area allocated to the rear portion of the Adjacent Building, up to and including February 28,2009. The number of parking spaces for the period commencing March I, 2009 through and including December 31, 2009 shall be thirty (30)”, as shown on the plan attached hereto and made a part hereof as Schedule “A-6”.

(5) (i) Notwithstanding anything to the contrary contained herein, so long as: (i) Tenant is not in default under the Lease, as modified by this Amendment; (ii) the Lease, as modified by this Amendment, is in full force and effect; and (iii) Tenant is occupying the entire Premises, then, Basic Rent, Ancillary Charges and additional rent shall abate in an amount up to and including Ten Thousand Five Hundred Twenty and 00/100 ($10,520.00) Dollars (hereinafter referred to as the “Alteration Abatement”), commencing on January 1,2005, provided that Tenant shall perform alterations, additions and improvements (as referred to in Article 24 of the Lease) (hereinafter collectively referred to as “Alterations”), in the calendar year 2005, in an amount equal to a minimum of the Alteration Abatement amount, including, without limitation, any and all so-called “hard” and “soft” costs (specifically including all architectural, engineering and consulting fees, licenses and permits, and data and telecommunications cabling and wiring, but specifically excluding, however, Tenant’s furniture, movable trade fixtures, equipment and personal property, and moving expenses) (hereinafter collectively referred to as “Alteration Expenses”).

(ii) As evidence of such Alteration Expenses, Tenant shall furnish to Landlord all of the following items: (i) receipted bills or invoices evidencing itemized expenditures for that portion of the Alterations which have been performed by Tenant in accordance with the plans and specifications previously approved by Landlord; (ii) a statement certified by Tenant’s architect or contractor(s) to the effect that such amounts have been expended for that portion of the Alterations and that such portion of the Alterations were completed in accordance with the plans and specifications previously approved by Landlord, and otherwise in accordance with the provisions of the Lease (including, without limitation, all applicable laws); (iii) conformed copies of the unconditional, partial or full waivers of lien, as the case may be, obtained by Tenant with respect thereto; (iv) conformed copies of any and all governmental or quasi-governmental “sign-offs” and approvals obtained in connection therewith (including, without limitation, a temporary or permanent certificate of occupancy); and (v) a set of ‘‘as-built’’ plans certified by Tenant’s architect.

(iii) It is further understood and agreed by Tenant, in the event the Alteration Expenses do not equal or exceed the Alteration Abatement amount by December 31, 2005, then Tenant shall reimburse to Landlord the difference between the Alteration Abatement amount and the Alteration Expenses as additional rent within ten (10) days of demand therefore.

B. Tenant has examined and inspected the Third Additional Space and agrees to accept the same in the condition in which it exists on the Third Additional Space Commencement Date. Tenant hereby acknowledges and agrees that no materials whatsoever are to be furnished by Landlord and no work whatever is to be performed by Landlord in connection with said Third Additional Space or any part thereof, except to deliver the mechanical systems servicing the Third Additional Space in good working order.

C. (1) Tenant agrees to perform all work and obtain all approvals and permits in accordance with plans and specifications to be prepared by Tenant, at Tenant’s sole cost and expense, and thereafter, delivered to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld (hereinafter referred to as “Tenant’s Third Additional Space Work”).

(2) Tenant’s Third Additional Space Work shall be performed in accordance with all applicable laws and in good and workmanlike manner, utilizing new and first-class materials. Tenant shall obtain and deliver to Landlord all “sign-offs” and approvals in connection therewith, including, without limitation, a certificate of occupancy.

5. A. Tenant agrees, upon the execution of this Amendment, it shall deposit with Landlord an additional sum of Fifty-Four Thousand Eighty-Four and 18/lOO ($54,084.18) Dollars (hereinafter referred to as “ Additional Security”), such that the aggregate amount of Security heretofore deposited by Tenant to Landlord under the Lease shall be Two Hundred Three Thousand Seven Hundred Thirty-Nine and 22/100 ($203,739.22) Dollars.

B. Tenant hereby affirms that, if Landlord shall have applied all or any part of the Existing Security (as defined in the Fifth Amendment to Lease), the Other Security (as defined in the Fifth Amendment to Lease) or the Additional Security, in accordance with the provisions of the Lease or the Other Lease (as defined in the Fifth Amendment to Lease), respectively, as the case may be, Tenant shall replenish any amount so applied, pursuant to the terms of the Lease and the Other Lease, respectively, as the case may be.

6. Tenant hereby represents and warrants to Landlord, that: (i) Tenant has not dealt with any real estate agent or broker in connection with this Amendment and/or the Third Additional Space; (ii) that this Amendment was not brought about or procured through the use or instrumentality of any agent or broker, and (iii) that all negotiations with respect to the terms of this Amendment were conducted between Landlord and Tenant. Tenant hereby covenants and agrees to indemnify and hold Landlord harmless from and against any and all claims for commissions and other compensation made by any agent or agents and/or any broker or brokers based on any dealings between Tenant and any agent or agents and/or broker or brokers, together with all costs and expenses incurred by Landlord in resisting such claims (including, without limitation, attorneys’ fees and disbursements).

7. A. Except as expressly modified by this Amendment, the Lease and all the terms, covenants, conditions, provisions and agreements thereof, are hereby in all respects, ratified, confirmed and approved.

B. Tenant hereby affirms that, as of the date hereof, no breach or default by Landlord has occurred, and that the Lease and all of its terms, covenants, conditions, provisions and agreements, except as modified by this Amendment, are in full force and effect, with no defenses or offsets thereto.

c. Tenant hereby releases Landlord of and from all liabilities, claims,

controversies, causes of action and other matters of every nature which, through the date hereof, have or might have arisen out of or in any way in connection with the Lease and/or the Demised Premises.

8. This Amendment and the Lease contains the entire understanding between the parties with respect to the matters contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are expressly contained herein.

9. This Amendment may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

10. This Amendment shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and, except as otherwise provided in the Lease, as modified by this Amendment, their respective assigns.

11. The submission of this Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute a copy of this Amendment and unconditionally deliver the same to Tenant.

12. Tenant hereby represents and warrants to Landlord that; (i) the execution, performance and delivery by Tenant of this Amendment does not violate any provisions of its Charter or By-Laws, or any indenture, document, agreement or other instrument which may be heretofore binding upon Tenant, and has been fully and validly authorized and approved by any required corporate action of Tenant; (ii) the obligations of Tenant under this Amendment are legal, valid, binding and enforceable against Tenant in accordance with its terms; and (iii) the person executing this Amendment on behalf of Tenant has the authority to so execute, perform and deliver same.

13. Tenant hereby acknowledges and agrees that this Amendment is the result of extensive negotiations between the parties. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted or prepared.

14. A determination that any provision of this Amendment is void, unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Amendment to any person or to particular circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. Tenant hereby acknowledges and agrees that Landlord’s remedies are cumulative, and that mention of a particular remedy in this Amendment, does not preclude Landlord from exercising any and all other rights and remedies available to it, whether herein, under the Lease or otherwise, whether at law and/or in equity.

16. This Amendment may be executed in one or more counterparts, each of which, when so executed and delivered, shall be deemed original, but all of which taken together shall constitute but one and the same instrument.

17. This Amendment may be executed by facsimile transmission and shall be deemed to have been executed and delivered by each party on the date so transmitted to the other party, and in such event, each party will promptly furnish to the other party, an original counterpart hereof executed by such party.

18. The validity, performance and enforcement of this Amendment s governed by and construed in accordance with the laws of the State of New Jersey without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties hereto have respectively executed this Sixth Amendment to Lease as of the day and year first written above.

ALFRED SANZARI ENTERPRISES (Landlord)

By: Alfred Sanzari Enterprises, Inc.
its General Partner

By:	s/ David Sanzari
Name: David Sanzari
Title: President

BIO-REFERENCE LABORATORIES, INC.
(Tenant)

By:	s/ Warren Erdmann
Name: Warren Erdmann
Title: Vice-President